                                                                   EXHIBIT 3.114




                                     [SEAL]

                                                                       EXHIBIT A

                                STATE OF DELAWARE

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MEEKER TELEVISION, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIFTH DAY OF SEPTEMBER, A.D. 1979, AT 9 O'CLOCK A.M.

                                   **********





                                         /s/ MICHAEL RATCHFORD
                  [SEAL]                 -----------------------------------
                                         Michael Ratchford, Secretary of State

                                         AUTHENTICATION:             *3356400

                                                   DATE:           02/24/1979

                          CERTIFICATE OF INCORPORATION

                                       OF

                             MEEKER TELEVISION, INC.

     1.     The name of the Corporation is MEEKER TELEVISION, INC.

     2. The registered office of the Corporation is to be located at 229 South State Street in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is The Prentice-Hall Corporation Systems, Inc.

     3.     The purposes for which the Corporation is formed are:

     To engage in all phases and aspects of the television and film industries, including acting as sales representative for television stations throughout the world, and to engage in the creation, production, distribution, licensing and dissemination of filmed, taped and live performances for artistic, advertising and commercial purposes, including the television and film industries, and to participate in all kinds of activities and services related thereto.

     4. The total number of shares of all classes of stock which the Corporation is authorized to issue is 10,000 shares of ten cents ($.10) par value per share.

     5. Subject to the provisions of law, the Corporation may issue shares of its stock, from time to time for such consideration (not less than the par value or stated value thereof) as may be fixed by the Board of Directors, which is expressly authorized to fix the same in its absolute and uncontrolled discretion, subject as aforesaid. Shares so issued, for which the consideration has been paid or delivered to the Corporation, shall be deemed fully paid stock, and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

     6. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provisions of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

     7. The Board of Directors, at any meeting thereof, may amend or repeal or adopt new by-laws for the Corporation; provided that any by-law so amended, repealed or adopted may be amended or repealed by the stockholders at any annual meeting of stockholders or special meeting of stockholders called for that purpose.

     8. The Corporation shall, to the fullest extent permitted by the General Corporation Law of Delaware, indemnify any and all persons whom it shall have power to indemnify from and against any and all of their expenses, liabilities or other matters.

     9. No holder of any shares of any class shall have any preemptive right to purchase any other shares or securities of any class which may at any time be sold or offered for sale by the Corporation.

     10. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or this Corporation and its stockholders or any of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or the application of trustees, in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this Corporation.

     11.    The name and mailing address of the incorporator is as follows:

                                 Bernard J. Meislin, Esq.
                                 90 Broad Street
                                 New York, N.Y. 10004


     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly, have hereunto set his hand this 20 day of September, 1978.




                                                 /s/ BERNARD J. MEISLIN
                                          -------------------------------------
                                                     Bernard J. Meislin

STATE OF NEW YORK   )
                    ) SS.
COUNTY OF NEW YORK  )

     BE IT REMEMBERED that on this 20 day of September 1978, personally came before me, a Notary Public for the State of New York, BERNARD J. MEISLIN, known to me personally to be such, acknowledged to me the foregoing Certificate of Incorporation to be his act and deed and that the facts stated therein are true.

     GIVEN under my hand and seal of office the day and year aforesaid.



                                             /s/ ALAN PLOTKIN
                                            ------------------------------------
                                             Notary Public


                                                        ALAN PLOTKIN
                                              NOTARY PUBLIC, STATE OF NEW YORK
                                                        NO. 314418185
                                                QUALIFIED IN NEW YORK COUNTY
                                             COMMISSION EXPIRES MARCH 30, 1979

                               STATE OF DELAWARE

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MEEKER TELEVISION, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JANUARY, A.D. 1981, AT 9 O'CLOCK A.M.

                                   **********





                                         /s/ MICHAEL RATCHFORD
                  [SEAL]                 -------------------------------------
                                         Michael Ratchford, Secretary of State

                                         AUTHENTICATION:              *3256401

                                                   DATE:            02/24/1981

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             MEEKER TELEVISION, INC.

     Pursuant to Section 242 of the General Corporation Law of the State of Delaware it is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is MEEKER TELEVISION, INC.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof and by substituting in lieu of said Article the following new Article:

     "1.    The name of the Corporation is SELTEL INC."

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     Signed and attested to on January 16, 1981.


                                        /s/ ARTHUR STRINGER
                                        ----------------------------------------
                                        Arthur Stringer, President


ATTEST:

/s/ ARTHUR STRINGER
----------------------------------------
Arthur Stringer, Secretary

                               STATE OF DELAWARE

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF ADDRESS OF REGISTERED AGENT AS IT APPLIES TO "SELTEL INC.", AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1989, AT 4:30 O'CLOCK P.M.

                                   **********





                                         /s/ MICHAEL RATCHFORD
                  [SEAL]                 -----------------------------------
                                         Michael Ratchford, Secretary of State

                                         AUTHENTICATION:              *3356403

                                                   DATE:            02/24/1989

                       CERTIFICATE OF CHANGE OF ADDRESS OF
                    REGISTERED OFFICE AND OF REGISTERED AGENT
            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE

TO:  DEPARTMENT OF STATE
     Division of Corporations
     Townsend Building
     Federal Street
     Dover, Delaware 19903

     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

     1.     The name of the agent is The Prentice-Hall Corporation System, Inc.

     2. The address of the old registered office was 229 South State Street, Dover, Kent County, Delaware 19901.

     3. The address to which the registered office is to be changed is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901. The new address will be effective on October 27, 1989.

     4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

     IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice President and Assistant Secretary this 10th day of October 1989.


                                      THE PRENTICE-HALL CORPORATION SYSTEM, INC.


                                      /s/ ALAN E. SPIEWAK
                                      ------------------------------------------
                                      Alan Spiewak, Vice President


ATTEST:

/s/ [ILLEGIBLE]
-------------------------------------

                          CHANGE OF ADDRESS FILING FOR
          PRENTICE-HALL CORPORATION SYSTEM, INC. AS OF OCTOBER 27, 1989
                                 ** DOMESTIC **


     0858505  TRINITY HUSTON CORPORATION                         08/11/1978 D DE
     0858649  EMCO ESTATE MANAGEMENT COMPANY, INC.               08/16/1978 D DE
     0858679  JAAND PRODUCTIONS, INC.                            08/16/1978 D DE
     0858708  ENYO CORPORATION                                   08/17/1978 D DE
     0858714  RANK VIDEO CORP.                                   08/17/1978 D DE
     0858829  COMMUNICATIONS SYSTEMS INTERNATIONAL, INC.         08/21/1978 D DE
     0858923  TEXACO JAMBI INC.                                  08/22/1978 D DE
     0858966  HUBER BROTHERS CORP.                               08/23/1978 D DE
     0858991  AMOCO CONTAINER COMPANY                            08/23/1978 D DE
     0859045  HARRISON INDUSTRIES, INC.                          08/24/1978 D DE
     0859053  VANDERBILT BEACH DEVELOPMENT CORPORATION           08/24/1978 D DE
     0859097  ATACORP, INC.                                      08/25/1978 D DE
     0859117  FRANKLIN 253 CORP.                                 08/25/1978 D DE
     0859175  PEMBROKE CAPITAL COMPANY INC.                      08/28/1978 D DE
     0859187  CAPITOL-EMI MUSIC, INC.                            08/28/1978 D DE
     0859264  CAMP FARM MANAGEMENT, INC.                         08/29/1978 D DE
     0859265  HUGHES SEED FARMS, INC.                            08/29/1978 D DE
     0859279  SKYCAB, INC.                                       08/30/1978 D DE
     0859294  OLYMPIA DODGE OF COUNTRYSIDE, INC.                 08/30/1978 D DE
     0859405  CARLSTADT, S.A.                                    08/31/1978 D DE
     0859414  CHARLESTON ELEVATOR, INC.                          08/31/1978 D DE
     0859475  HOK DEVELOPMENT - FLORIDA CORPORATION              09/01/1978 D DE
     0859483  THE CLARKSON COMPANIES INCORPORATED                09/05/1978 D DE
     0859488  AUDIO EXPRESS, INC.                                09/05/1978 D DE
     0859522  KEIHIN AMERICA CORPORATION                         09/05/1978 D DE
     0859530  TIME OUT INC. OF DELAWARE                          09/05/1978 D DE
     0859610  ORION PROPERTIES CORPORATION                       09/06/1978 D DE
     0859740  MARKET VIEW, INC.                                  09/11/1978 D DE
     0859780  CYCLOPS WELDING COMPANY                            09/11/1978 D DE
     0859781  MARY CARTER PAINT COMPANY                          09/11/1978 D DE
     0859845  SUSSEX GROUP OF DELAWARE, INC.                     09/12/1978 D DE
     0859884  ASSOCIATES FIRST NATIONAL CORPORATION              09/13/1978 D DE
     0859925  TIMBER ESTATES, INC.                               09/14/1978 D DE
     0859976  J V SUPERMART, INC.                                09/14/1978 D DE
     0860039  SCHNEIDER & JENSEN CONSTRUCTION COMPANY            09/15/1978 D DE
     0860074  QUIMAL INTERNATIONAL, INC.                         09/18/1978 D DE
     0860109  CUNDIFF CONSTRUCTION CO., INC.                     09/18/1978 D DE
     0860118  RICHARD'S MEAT PRODUCTS COMPANY, INC.              09/18/1978 D DE
     0860254  LATAS DE ALUMINIO REYNOLDS, INC.                   09/20/1978 D DE
     0860299  LETTUCE ENTERTAIN YOU TOO, INC.                    09/21/1978 D DE
     0860395  RNR, INC.                                          09/22/1978 D DE
     0860411  SELTEL INC.                                        09/25/1978 D DE
     0860484  HOG HAVEN, INC.                                    09/25/1978 D DE
     0860512  FIFTH CENTURY COMPANY                              09/26/1978 D DE
     0860523  TROPICAL PLANT GROWERS OF NORTH AMERICA, LTD.      09/26/1978 D DE
     0860613  INDEPENDENT PROPERTIES SALES CORPORATION           09/27/1978 D DE

                               STATE OF DELAWARE

                                     [SEAL]

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SELTEL, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1989, AT 9 O'CLOCK A.M.

                                   **********





                                         /s/ MICHAEL RATCHFORD
                  [SEAL]                 -----------------------------------
                                         Michael Ratchford, Secretary of State

                                         AUTHENTICATION:              *3356404

                                                   DATE:            02/24/1989

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                   SELTEL INC.

                -----------------------------------------------
                   Adopted in accordance with the provisions
                   of Section 242 of the General Corporation
                          Law of the State of Delaware
                -----------------------------------------------


     We, Cheryl Chase Freedman and Theodore Fichtenholtz, Executive Vice President and Assistant Secretary of Seltel Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

     FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

     By striking out the whole of Article 8 thereof as it now exists and inserting in lieu and instead thereof a new Article 8 reading as follows:

     "8 (a) The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

        (b) No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a Director. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 3rd day of November, 1989.


                                        /s/ CHERYL CHASE FREEDMAN
                                        ----------------------------------------
                                        Cheryl Chase Freedman
                                        Executive Vice President


                                        ATTEST:

                                        /s/ THEODORE FICHTENHOLTZ
                                        ----------------------------------------
                                        Theodore Fichtenholtz
                                        Assistant Secretary